- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
          THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ /  Preliminary proxy statement

/X/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            THE LAMSON & SESSIONS CO.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

___________________________________________________________________________
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, schedule or registration statement no.:
     (3) Filing party:
     (4) Date filed:
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

                        [INSERT LAMSON & SESSIONS LOGO]

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                                                                  March 16, 1994

To Our Shareholders:

     On behalf of the Board of Directors and management, I cordially invite you to attend the 1994 Annual Meeting of Shareholders to be held on Friday, April 22, 1994, at 9:00 a.m., Cleveland, Ohio time, at the Cleveland Marriott East, 3663 Park East Drive (Chagrin Boulevard west of I-271), Beachwood, Ohio 44122.

     The matters expected to be acted upon by shareholders at this meeting will be the election of directors for a three year term ending in 1997 and the approval of the Nonemployee Directors Stock Option Plan. In addition, there will be a report on current developments in the Company and an opportunity for questions of general interest to shareholders.

     It is extremely important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to mark, sign, date and return the enclosed proxy promptly in the envelope provided.

                                            Sincerely,

                                            JOHN B. SCHULZE
                                            Chairman of the Board
                                            and Chief Executive Officer

                        [INSERT LAMSON & SESSIONS LOGO]

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                 NOTICE OF 1994 ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 22, 1994

     Notice is hereby given that the Annual Meeting of Shareholders of The Lamson & Sessions Co. will be held at the Cleveland Marriott East, 3663 Park East Drive (Chagrin Boulevard west of I-271), Beachwood, Ohio 44122, on April 22, 1994, beginning at 9:00 a.m., Cleveland, Ohio time, for the purpose of considering and acting upon the following:

     (1) The election of three directors in Class II for three-year terms expiring in 1997;

     (2) The adoption of the Nonemployee Directors Stock Option Plan; and

     (3) Any other business as may properly come before the Annual Meeting or any adjournment thereof.

     Holders of Common Shares of record at the close of business on March 1, 1994 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By order of the Board of Directors.

                                            JOHN B. SCHULZE
                                            Chairman of the Board
                                            and Chief Executive Officer

March 16, 1994
                               ------------------
     IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY, USING THE RETURN ENVELOPE ENCLOSED IN ORDER THAT YOUR VOTE MAY BE COUNTED AT THE ANNUAL MEETING.

                        [INSERT LAMSON & SESSIONS LOGO]

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 22, 1994

                 DATE OF THE PROXY STATEMENT -- MARCH 16, 1994

                              GENERAL INFORMATION

GENERAL

     This Proxy Statement is furnished to holders of Common Shares, without par value (the "Common Shares"), of The Lamson & Sessions Co. ("Company") in connection with the solicitation of proxies by the Company's Board of Directors for the Annual Meeting of Shareholders to be held at the Cleveland Marriott East, 3663 Park East Drive, Beachwood, Ohio 44122, on April 22, 1994, at 9:00 a.m., Cleveland, Ohio time, and at any adjournment thereof ("Meeting"). Only holders of record of Common Shares at the close of business on March 1, 1994 will be entitled to notice of, and to vote at the Meeting. To ensure adequate representation at the Meeting, all shareholders are requested to mark, sign, date and return promptly the enclosed proxy.

     The Common Shares represented by the accompanying proxy will be voted in accordance with the instructions thereon if the proxy is received by the Company prior to the Meeting or by the Company's Secretary at the Meeting, has been properly executed and has not been previously revoked. If no instructions are given with respect to a specified matter to be acted upon, the proxy will be voted in favor of such matter and in accordance with the best judgment of the persons named as proxies in the proxy with respect to any other matter which may properly come before the Meeting. Any person giving a proxy pursuant to this solicitation may revoke such proxy at any time before it is voted by giving notice to the Company in writing prior to or at the Meeting. The shares represented by properly executed proxies not revoked will be voted on all matters acted upon at the Meeting.

QUORUM REQUIREMENTS

     The Company's Amended Code of Regulations provides that the holders of Common Shares entitling them to exercise 75% of the voting power of the Company, present in person or by proxy, shall constitute a sufficient quorum to transact all business which is presently intended to be conducted at the Meeting. The holders of a majority of the Common Shares represented at the Meeting, whether or not a quorum is present, may adjourn the Meeting without notice other than by announcement at the Meeting of the date, time and location at which the Meeting will be reconvened.

VOTE REQUIRED

     With respect to the election of directors, the three nominees receiving the greatest number of votes at the Meeting will be elected as the directors in Class II. See "Election of Directors" at page 4. Approval of the Nonemployee Directors Stock Option Plan requires the affirmative vote of two thirds of the Company's Common Shares issued and outstanding and entitled to vote at the Meeting, whether present in person or by proxy. See "Nonemployee Directors Stock Option Plan" at page 17. Shares represented by proxies which are marked "abstain" on any of the proposals will be counted for the purpose of determining the number of shares represented by proxy at the Meeting but not in support of the proposal. Such proxies will thus have the same effect as if the shares represented thereby were voted against those proposals marked "abstain." Shares not voted on proxies returned by brokers will be treated as not represented at the Meeting and will have no effect on the election of directors or the adoption of the Nonemployee Directors Stock Option Plan.

CUMULATIVE VOTING

     If notice that cumulative voting is desired is given in writing by any shareholder to the President, a Vice President or the Secretary not less than forty-eight hours before the time fixed for holding the Meeting, and if an announcement of the giving of such notice is made upon the convening of the Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses at such election and to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or to distribute such votes on the same basis among two or more nominees, as the shareholder sees fit. If voting for the election of directors is cumulative, the persons named in the enclosed proxy will vote the shares represented thereby and by other proxies held by them so as to elect as many of the three nominees named below as possible.

SOLICITATION OF PROXIES

     All reasonable expenses of soliciting proxies, including the cost of preparing, assembling and mailing this Proxy Statement and the accompanying proxy, will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally, by telegram, telephone or personal interview by an officer or regular employee of the Company. The Company will pay the standard charges of brokerage firms and other nominees or fiduciaries for sending the proxy materials to their principals who are beneficial owners of Common Shares and entitled to vote at the Meeting. In addition, the Company has retained Georgeson & Company Inc. to aid in the solicitation of proxies at an anticipated fee of approximately $6,000, plus reasonable expenses.

                    OWNERSHIP OF THE COMPANY'S COMMON SHARES

     The Board of Directors of the Company has fixed the close of business on Monday, March 1, 1994, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. On the record date the Company had issued and outstanding 13,227,884 Common Shares, each of which is entitled to one vote at the Meeting.

     The following table sets forth as of March 1, 1994, information with respect to beneficial ownership of the Company's Common Shares by any shareholder known by the Company to beneficially own 5% or more of the Company's outstanding Common Shares.

                                            AMOUNT AND
        NAME AND ADDRESS                    NATURE OF             PERCENT OF
       OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP         CLASS
- ---------------------------------    ------------------------     ----------
Gabelli Funds, Inc.,
GAMCO Investors, Inc.
Mario J. Gabelli
  655 Third Avenue
  New York, New York 10017                   1,939,350(1)            14.66%
Dimensional Fund Advisors Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401               769,000(2)             5.81%
Merrill Lynch & Co., Inc.
Merrill Lynch Group, Inc.
Princeton Services, Inc.
Fund Asset Management, L.P.
Merrill Lynch Phoenix Fund, Inc.
  250 Vesey Street
  New York, New York 10281                     700,000(3)             5.29%

- ---------------

(1) Mario J. Gabelli and various entities which he directly or indirectly controls and for which he acts as chief investment officer reported the ownership of such shares in a Schedule 13D dated January 26, 1993 which was filed with the Securities and Exchange Commission.

(2) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, reported the beneficial ownership of such shares in a Schedule 13G dated February 9, 1994 which was filed with the Securities and Exchange Commission. All of such shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(3) Merrill Lynch & Co., Inc., Merrill Lynch Group, Inc. and Princeton Services, Inc. (parent holding companies); Fund Asset Management, L.P. (investment advisor); and Merrill Lynch Phoenix Fund, Inc. (investment company) reported the beneficial ownership of such shares in a Schedule 13G dated February 14, 1994 which was filed with the Securities and Exchange Commission. Merrill Lynch Phoenix Fund, Inc., for which Fund Asset Management, L.P. acts as investment advisor holds the reported securities. All of the reporting persons disclaim beneficial ownership of such shares.

                               ELECTION OF DIRECTORS
                                  (PROPOSAL NO. 1)

     The Board of Directors is divided into three classes, two currently consisting of three members and one consisting of four members. One class is elected annually. The terms of the following Class II directors expire at the
Meeting: Leigh Carter, Russel B. Every and George R. Hill. For election as directors at the Meeting, the Compensation and Organization Committee has recommended, and the Board of Directors has approved, the nomination of Messrs. Carter, Every and Hill, to serve as directors in Class II for the three year term of office which will expire at the Annual Meeting of Shareholders in 1997. Each director to be elected will serve until the term of office of Class II expires and until the election and qualification of his successor.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxy as specified and if no specification is made, to vote such proxy for the election of Messrs. Carter, Every and Hill as Class II directors.

     The Board of Directors has no reason to believe that the persons nominated will not be available. In the event that a vacancy among such original nominees occurs prior to the Meeting, Common Shares represented by the proxies so appointed will be voted for a substitute nominee or nominees designated by the Board of Directors and for the remaining nominees.

     Listed below are the names of the three nominees for election to the Board of Directors in Class II and those directors in Classes I and III who have previously been elected to terms which will expire in 1995 and 1996, respectively. Also listed is the year in which each first became a director of the Company, his principal occupation, information relating to beneficial ownership of Common Shares of the Company as of March 1, 1994, and certain other information, based in part on data submitted by the directors and in part on the Company's records. Except for Mr. Every, who owns 1.96%, and Mr. Schulze, who beneficially owns 2.48%, no director, nominee or officer beneficially owns as much as one percent of the Company's Common Shares. All directors and officers as a group beneficially own 6.83% of the Company's Common Shares.

              NAME, AGE                                              YEAR FIRST     COMMON SHARES
        PRINCIPAL OCCUPATION                                          BECAME A      BENEFICIALLY
          AND BUSINESS (1)                   OTHER DIRECTORSHIPS      DIRECTOR          OWNED
- -------------------------------------    --------------------------------------     -------------
                              NOMINEES FOR ELECTION AT THE MEETING
CLASS II: TERM EXPIRES IN 1997
Leigh Carter (68)                        Centerior Energy Corporation    1991             3,000
  Retired President and Chief            Adams Express Company
  Operating Officer, The BFGoodrich      NCC Funds
  Co. (Producer of chemicals,            Petroleum & Resources
  plastics and aerospace products);      Corporation
  Retired Chairman, Tremco,              The Sherwin Williams
  Incorporated (Subsidiary of            Company
  BFGoodrich and manufacturer of
  specialty chemical products)

              NAME, AGE                                              YEAR FIRST     COMMON SHARES
        PRINCIPAL OCCUPATION                                          BECAME A      BENEFICIALLY
          AND BUSINESS (1)                   OTHER DIRECTORSHIPS      DIRECTOR          OWNED
- -------------------------------------    --------------------------------------     -------------
Russel B. Every (69)                     Bearings, Inc.                 1979            270,126
  Business Consultant; Chairman of
  the Executive Committee and Retired
  Chairman of the Board and Chief
  Executive Officer of the Company
George R. Hill (52)                      Mycogen Corporation            1990             15,358
  Senior Vice President, The Lubrizol
  Corporation (Full service supplier
  of performance chemicals to
  worldwide transportation and
  industrial markets)
                             DIRECTORS WHOSE TERM EXPIRES AFTER 1994
CLASS I: TERM EXPIRES IN 1995
Francis H. Beam, Jr. (58)                None                           1990             15,249
  President, Pepper Capital Corp.
  (Venture capital firm); Retired
  Vice Chairman and Regional Managing
  Partner, Ernst & Young
  (International accounting and
  management
  consulting firm)
Martin J. Cleary (58)                    Guardian Life Insurance        1989             30,000
  President and Chief Operating          Company of America
  Officer, The Richard & David Jacobs
  Group (Real estate developer)
John C. Dannemiller (55)                 Bearings, Inc.                 1988             15,130
  Chairman and Chief Executive           Star Bank Cleveland
  Officer, Bearings, Inc.                Star Bank Holding Co.
  (Distributor of
  bearings, power transmission
  components and related products)
D. Van Skilling (59)                     None                           1989             13,966
  Executive Vice President and
  General Manager, TRW Information
  Systems and Services, TRW
  Inc.(Manufacturer of high
  technology products for space,
  defense, information systems, and
  automotive markets)
CLASS III: TERM EXPIRES IN 1996
A. Malachi Mixon, III (53)               Invacare Corporation           1990             38,187
  Chairman of the Board, President       The Sherwin Williams
  and Chief Executive Officer,           Company
  Invacare Corporation (Manufacturer
  and distributor of home healthcare
  products)

              NAME, AGE                                              YEAR FIRST     COMMON SHARES
        PRINCIPAL OCCUPATION                                          BECAME A      BENEFICIALLY
          AND BUSINESS (1)                   OTHER DIRECTORSHIPS      DIRECTOR          OWNED
- -------------------------------------    --------------------------------------     -------------
Kevin O'Donnell (68)                     SIFCO Industries, Inc.         1984              4,000
  Chairman of the Executive Committee    Ferro Corporation
  and Retired Chief Executive            RPM, Inc.
  Officer, SIFCO Industries, Inc.        The National Machinery
  (Manufacturer and marketer focusing    Company
  on metalworking and related
  industrial technologies)
John B. Schulze (56)                     The Huntington National        1984            341,200(2)(3)
  Chairman of the Board, President       Bank
  and Chief Executive Officer of the
  Company
All present directors and executive                                                     975,915(2)(3)
  officers as a group (14 persons)

- ---------------

(1) Each director and nominee either has held the position shown or has had other executive positions with the same employer or its subsidiary for more than five years, except Mr. Every who since his retirement as Chairman of the Board in December 1989 has been a business consultant. In furtherance of his consulting business, Mr. Every was hired as President and Chief Executive Officer of Sudbury, Inc., a diversified manufacturer of industrial products, for the purpose of restructuring that company. When Sudbury, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in January 1992, Mr. Every was elected Chairman and a director to continue the restructuring of that company and to find a new Chief Executive Officer. Mr. Every's assignment with Sudbury, Inc. was concluded in August 1992, after a plan of reorganization was confirmed and a new Chief Executive Officer was selected.

(2) Includes the following number of Common Shares which are not owned of record but which could be acquired by the individual within 60 days after March 1, 1994 upon the exercise of outstanding options under the Company's stock option plans: Mr. Schulze -- 208,800, and all directors and officers as a group -- 393,800.

(3) Includes shares held in the name of the director's spouse, minor children, or relatives sharing his home, reporting of which is required by applicable rules of the Securities and Exchange Commission, but as to which shares the director may have disclaimed beneficial ownership. Unless otherwise indicated, the listed individuals possess sole voting power and sole investment power with respect to such shares. The figure for Mr. Schulze includes 20,900 shares owned by his wife, as to which he has disclaimed beneficial ownership. The figure for all directors and executive officers as a group includes 21,000 shares the beneficial ownership of which has been disclaimed by certain executive officers and directors.

STANDING COMMITTEES OF THE BOARD OF DIRECTORS

     Each of the Committees described below reports to the Board of Directors at the next meeting of the Board following a Committee meeting:

     THE EXECUTIVE COMMITTEE: Messrs. Every (Chairman), Dannemiller, Mixon, O'Donnell, Schulze and Skilling currently are the members of the Executive Committee. The Executive Committee is empowered to exercise all powers of the Board of Directors in the management and control of the business of the

Company during the intervals between meetings of the Board, other than the filling of vacancies on the Board of Directors or any of its Committees, fixing of dividends, or entering into any acquisition or divestiture. During 1993, the Executive Committee held no meetings.

     THE AUDIT COMMITTEE: Messrs. O'Donnell (Chairman), Carter, Cleary and Hill currently are the members of the Audit Committee, which held two meetings during 1993. The functions of the Audit Committee include recommending to the Board of Directors the appointment of the Company's independent auditors, reviewing the proposed audit programs (including both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of the Company's system of internal control. The Audit Committee also reviews the Form 10-K annual report to the Securities and Exchange Commission and any proxy solicitation materials. The Audit Committee meets privately with the independent auditors and with the Company's internal auditors at each of its meetings.

     THE COMPENSATION AND ORGANIZATION COMMITTEE: Messrs. Skilling (Chairman), Beam, Dannemiller and Mixon currently are the members of the Compensation and Organization Committee, which held three meetings during 1993. The Compensation and Organization Committee considers all material matters relating to the compensation policies and practices of the Company, and administers the Company's long term incentive plans. The Committee also reviews and recommends candidates for election to the Board of Directors and any Committee of the Board. This Committee will consider any nominee recommended by a shareholder of the Company. A resume of the candidate's business experience and background should be directed in writing to the attention of the Secretary of the Company.

     The Board of Directors held seven meetings in 1993. Each director attended more than 75% of the aggregate of the meetings of the Board and the Committees on which he served, except Messrs. Dannemiller, Mixon and Skilling who attended 60%, 50% and 70%, respectively.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are each paid an annual retainer of $12,500 in respect of service on the Board of Directors and any Committee of the Board and an $800 fee for attendance at a meeting of the Board or attendance at a Committee meeting. A director who is an employee of the Company does not receive any fees or other remuneration for his services as a director or a member of any Committee of the Board. The Company has established a Deferred Compensation Plan for Nonemployee Directors, under which directors may elect to defer annual retainer and meeting fees. Pursuant to this Plan, deferred fees may be invested by the trustee, at a director's option, in either a money market fund or Common Shares of the Company. If a director elects to have such deferred compensation invested in Common Shares of the Company, such director will receive an additional sum equal to 25% of the deferred amount.

     Outside directors of the Company are provided with certain retirement and death benefits under the Company's Outside Directors' Benefit Program (the "Program"). All outside directors who have completed an aggregate of one year of continuous service ("Vesting Service") are eligible to participate. The Program generally provides for normal retirement benefits payable upon the later of attainment of age seventy or completion of five years of Vesting Service. The Program also contains provisions for early retirement benefits and vested deferred retirement benefits, disability retirement benefits and survivors' benefits upon the death of a participant.

     Participants in the Program or their beneficiaries are eligible to receive benefits in an amount equal to the annual retainer being paid to the participant for service as an outside director at the time he ceases to be an outside director, with such adjustments as are necessary based on the date of retirement or death. Retirement or death benefits under the Program are payable for a ten year period on a quarterly basis, commencing upon the date of retirement or death. Either the participant, his beneficiary or the Company can elect that such retirement or death benefits be paid in an actuarially equivalent lump sum payment.

                             EXECUTIVE COMPENSATION

     The summary compensation table below sets forth all compensation paid, earned or accrued for services in all capacities to the Company and its subsidiaries during the fiscal year ended January 1, 1994 to the Chief Executive Officer and the four most highly compensated executive officers of the Company whose compensation exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION                             LONG TERM
                                                                                                  COMPENSATION
                                                    --------------------      OTHER ANNUAL       ---------------
     NAME AND PRINCIPAL POSITION          YEAR       SALARY       BONUS      COMPENSATION(1)      STOCK OPTIONS      OTHER(2)(3)
- -------------------------------------    -------    --------     -------     ---------------     ---------------     ------------
John B. Schulze
  Chairman of the Board,                  1993      $360,000     $54,000         $    --              60,000           $ 44,321
  President and Chief Executive           1992       345,000      65,000              --              34,300             44,286
  Officer                                 1991       325,000      48,500              --              49,000                 --

James J. Abel                             1993       179,581      26,250          37,976              30,000             10,219
  Executive Vice President,               1992       158,750      30,000              --               8,100             10,110
  Treasurer and Chief Financial           1991       150,127      48,600              --              11,500                 --
  Officer

Charles E. Allen                          1993       148,834      21,500              --              20,000             14,771
  Senior Vice President                   1992       141,920      25,000              --               8,100             14,644
                                          1991       136,500      18,600              --              11,500                 --

Allan J. Zambie                           1993       131,550      14,000              --              12,000             16,064
  Vice President, Secretary               1992       127,500      15,000              --               4,400             15,981
  and General Counsel                     1991       121,503      16,000              --               8,000                 --

Melvin W. Johnson                         1993        96,504      13,000                               4,000             11,043
  Vice President                          1992        92,679      14,000              --               2,700             12,043
                                          1991        90,252      11,000              --               3,800                 --

- ---------------

(1) The amount indicated for Mr. Abel represents the incremental cost to the Company of providing a club initiation fee of $32,700 and club dues of $1,082 as well as automobile lease payments, life insurance premiums and fees for personal income tax service. While other executive officers enjoy similar perquisites, such perquisites do not exceed 10% of such officer's salary and bonus. Information for years prior to fiscal 1992 is not required to be disclosed.

(2) Includes split dollar life insurance premium payments paid for Mr. Schulze, Mr. Abel, Mr. Allen, Mr. Zambie and Mr. Johnson in 1993 of $39,824, $5,722, $10,274, $11,667 and $9,098, respectively; and in 1992 of $39,922, $5,746,
    $10,328, $11,676 and $9,128, respectively. Information for years prior to fiscal 1992 is not required to be disclosed.

(3) Includes matching contributions equal to 50% of the first 6% of an employee's compensation contributed to the Company's 401(k) Deferred Savings Plan, which is available to all salaried employees. The matching contributions made by the Company under the Plan to the accounts of: Mr. Schulze, Mr. Abel, Mr. Allen, Mr. Zambie and Mr. Johnson in 1993 totaled $4,497, $4,497, $4,497, $4,397 and $2,703, respectively; and in 1992 totaled $4,364, $4,364, $4,316, $4,305 and $2,915, respectively. Information for years prior to fiscal 1992 is not required to be disclosed.

STOCK OPTIONS

     The Company has in effect the 1988 Incentive Equity Performance Plan ("1988 Plan"), pursuant to which grants and awards of various forms of equity ownership are outstanding or available for future grants to officers and key employees of the Company. In addition, options remain outstanding under the Company's 1978 Stock Option Plan ("1978 Plan"), which expired by its terms in 1988. Under the 1988 Plan, the Company may grant awards consisting of options to purchase Common Shares, stock appreciation rights held in tandem with stock options, restricted stock awards and/or deferred stock awards. All awards under the 1988 Plan are made by the Compensation and Organization Committee.

     The following table shows grants of stock options made to the executive officers named in the Summary Compensation Table above during 1993, pursuant to the 1988 Plan and the value of the options held by such persons at January 1, 1994. A Stock Appreciation Right was granted to one employee, not a named executive officer, under the 1988 Plan during 1993.

                        OPTION GRANTS DURING FISCAL 1993

                                                                                           GRANT DATE
                                   INDIVIDUAL GRANTS                                          VALUE
- ---------------------------------------------------------------------------------------    -----------
                            NUMBER OF       % OF TOTAL
                           SECURITIES        OPTIONS
                           UNDERLYING       GRANTED TO      EXERCISE                       GRANT DATE
                             OPTIONS       EMPLOYEES IN       PRICE         EXPIRATION       PRESENT
         NAME              GRANTED(#)      FISCAL YEAR      ($/SH)(1)          DATE         VALUE(2)
- -----------------------    -----------     ------------    -----------     ------------    -----------
John B. Schulze........       60,000          32.35%         $ 5.563         02/25/03       $ 250,800
James J. Abel..........       30,000          16.17%           5.563         02/25/03         125,400
Charles E. Allen.......       20,000          10.78%           5.563         02/25/03          83,600
Allan J. Zambie........       12,000           6.47%           5.563         02/25/03          50,160
Melvin W. Johnson......        4,000           2.16%           5.563         02/25/03          16,720

- ---------------

(1) Options are exercisable after February 24, 1994 and then only as follows:
    1/3 when the Company's Common Stock price reaches $6.75; 1/3 when the Company's Common Stock price reaches $7.875; and 1/3 when the Company's Common Stock price reaches $9.00. In the event of a "change in control" or "potential change in control" (each as defined in the 1988 Plan) of the Company, all stock options and stock appreciation rights fully vest and become exercisable, all restrictions and deferral limitations are lifted on restricted and deferred stock, and any and all awards of stock may be cashed out on the basis of the highest price paid or offered for Common Shares during the preceding 60 day period.

(2) The present value determinations in this column were made pursuant to rules promulgated by the Securities and Exchange Commission using a Black-Scholes option pricing model and therefore are not intended to forecast possible future appreciation, if any, of the Company's Common Shares. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility and dividend yield.

     The following table shows information with respect to the unexercised options to purchase the Company's Common Shares under the 1978 and 1988 Plans held at January 1, 1994, the Company's fiscal year end, by the executive officers named in the Summary Compensation table above. None of such officers exercised any options during 1993.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                     NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                    UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                         OPTIONS/SARS                  OPTIONS/SARS HELD AT
                                  HELD AT JANUARY 1, 1994 (#)           JANUARY 1, 1994 (1)
                                 -----------------------------     -----------------------------
            NAME                 EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- -----------------------------    -----------     -------------     -----------     -------------
John B. Schulze..............      171,650           77,150          $27,875          $     0
James J. Abel................       25,550           34,050           13,013                0
Charles E. Allen.............       52,550           24,050            6,593                0
Allan J. Zambie..............       36,700           14,200            5,280                0
Melvin W. Johnson............       37,150            8,350           22,253                0

- ---------------

(1) Based on the closing price on the New York Stock Exchange -- Composite Transactions of the Company's Common Stock on December 31, 1993 (the last trading day in fiscal year 1993) of $4.75.

LONG TERM INCENTIVE PLAN AWARDS

     The following table shows each performance unit ("Unit") awarded to the executive officers named in the Summary Compensation Table above during 1993 under the Company's Long-Term Incentive Plan ("Long-Term Plan"). The Long-Term Plan provides for long term incentives to be granted to key employees who have a critical impact on the long-term performance of the Company. Performance objectives are tied to strategic financial goals. Generally, performance objective attainment of 75% to 125% and above will earn payments of between 50% and 150% of the target value of the Units over a three year period. The performance objective for the 1993 awards will be the attainment by the Company of certain EBITDA (earnings before interest, taxes, depreciation and amortization) target levels over the three year performance period 1993-1995.

             LONG TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                             NUMBER OF        PERFORMANCE OR            ESTIMATED FUTURE PAYOUTS
                           SHARES, UNITS       OTHER PERIOD         UNDER NON-STOCK PRICE-BASED PLANS
                              OR OTHER       UNTIL MATURATION      -----------------------------------
         NAME                RIGHTS (#)          OR PAYOUT         THRESHOLD      TARGET      MAXIMUM
- -----------------------    --------------    -----------------     ---------     --------     --------
John B. Schulze........         700          01/01/93-12/31/95      $35,000      $ 70,000     $105,000
James J. Abel..........         450          01/01/93-12/31/95       22,500        45,000       67,500
Charles E. Allen.......         250          01/01/93-12/31/95       12,500        25,000       37,500
Allan J. Zambie........         150          01/01/93-12/31/95        7,500        15,000       22,500
Melvin W. Johnson......          60          01/01/93-12/31/95        3,000         6,000        9,000

PENSION BENEFITS

     The following table shows the estimated pension benefits for the executive officers named in the Summary Compensation Table above in straight life annuity amounts payable pursuant to The Lamson & Sessions Co. Salaried Employees' Retirement Plan ("Lamson & Sessions Plan") upon retirement at age sixty-five during the year 1994 based upon the formula described below (prior to the adjustment for Social Security benefits):

                                  ANNUAL NORMAL RETIREMENT BENEFITS
                             FOR YEARS OF CREDITED SERVICE INDICATED(1)
       AVERAGE ANNUAL      -----------------------------------------------
       COMPENSATION(2)     15 YEARS     20 YEARS     25 YEARS     30 YEARS
       ---------------     --------     --------     --------     --------
          $ 100,000        $ 25,000     $ 33,333     $ 41,667     $ 50,000
            150,000          37,500       50,000       62,500       75,000
            200,000          50,000       66,667       83,333      100,000
            250,000          62,500       83,333      104,167      125,000
            300,000          75,000      100,000      125,000      150,000
            350,000          87,500      116,667      145,833      175,000
            400,000         100,000      133,333      166,667      200,000
            450,000         112,500      150,000      187,500      225,000

- ---------------

(1) Certain of the benefits shown in the table may in part be paid as an operating expense outside the tax-qualified Lamson & Sessions Plan due to the maximum annual benefit limitation of $118,800 imposed by the Employee Retirement Income Security Act of 1974, as amended. The payment of such benefits outside the Lamson & Sessions Plan will not, however, increase the amount of total benefits currently provided under the Lamson & Sessions Plan.

(2) Includes salary, overtime and bonuses, but excludes commissions.

     The officers of the Company participate in the pension plans of the Company or a division thereof for which they meet the eligibility requirements. The pension plans generally provide for normal retirement benefits payable after attainment of age sixty-five and contain provisions for early retirement benefits, vested deferred retirement benefits and survivor's benefits upon the death of a participant.

     The Lamson & Sessions Plan covers the salaried employees of the Company, other than salaried employees who are participants in the plan of the Company's division, Midland Steel Products Co. Normal retirement benefits under the Lamson & Sessions Plan, payable on a life annuity basis, are equal to the greater of
(a) 50% of a participant's average annual compensation based on the highest five consecutive years during the last ten years prior to retirement less 50% of the participant's primary Social Security benefit or (b) $3,600 times a fraction, the denominator of which is thirty and the numerator of which is the participant's number of years of service up to thirty.

     Messrs. Schulze, Abel, Allen, Zambie and Johnson are participants in the Lamson & Sessions Plan with 6, 3, 25, 5 and and 25 years of credited service, respectively, thereunder. The Lamson & Sessions Plan provides credit for service with an acquired company which maintained a pension plan and, accordingly, fourteen of Mr. Allen's and Mr. Johnson's years of credited service are covered under the Midland Steel Products Co. Pension Plan for Salaried Employees (the "Midland Steel Plan") for which they have vested rights. Any benefits received by Mr. Allen or Mr. Johnson under the Midland Steel Plan will be offset against any benefits they will receive under the Lamson & Sessions Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

     Since 1975, the Company has had various forms of supplemental retirement benefit agreements with certain officers and key employees of the Company who would not have been able to achieve approximately thirty years of service on their normal retirement date.

     In March 1990, the Company entered into amended and restated supplemental executive retirement plans with Messrs. Schulze, Allen, Zambie and Johnson and with Mr. Abel as of January 1, 1991 (the "SERPS"). The SERPS provide that the employee will receive, upon normal retirement, a supplemental retirement benefit equal to the difference between (i) the amount which would have been payable to him under the Lamson & Sessions Plan, without regard to any federal statutory limitation on the annual amount of benefits payable under the Lamson & Sessions Plan and the amount of compensation taken into account in calculating benefits under the Lamson & Sessions Plan, as if he had completed thirty years of service with the Company and (ii) the amount actually payable to him thereunder or under any other applicable plan for which the employee meets the eligibility requirements. The SERPS also provide for, among other things, disability benefits and benefits in the event the employee's employment with the Company is terminated other than for cause prior to retirement and in the event of the employee's death prior to retirement under certain circumstances. Under the SERPS, employees will also be reimbursed for the amount of taxes payable on benefits received under the SERPS in the event federal tax provisions relating to compensation paid in connection with a change in control of the Company become applicable. The SERPS provide for forfeiture of benefits in the event an employee is terminated for cause and in certain other circumstances.

     The Company annually accrues the actuarial present value of the anticipated costs of all such supplemental retirement benefits. Such costs are calculated on the basis of the total group of participants, not on an individual basis, and are prorated for active participants on the basis of the employment period until retirement, and for retired participants on the basis of a future lifetime calculation. The amount accrued for 1993 for the participants as a group (including the five executive officers named in the Summary Compensation Table above) was $457,032. Directors who are not or were not employees of the Company or a subsidiary thereof are not eligible for such supplemental agreements.

AGREEMENTS WITH CERTAIN OFFICERS

     The Company has entered into agreements with Messrs. Schulze, Abel, Allen, Zambie and Johnson (the "Employment Agreements"), which specify certain financial arrangements that the Company will provide upon the termination of such individuals' employment with the Company under certain circumstances. The form of Employment Agreement was approved by the Board of Directors in July 1988, and such agreements are intended to ensure continuity and stability of senior management of the Company.

     Each of the Employment Agreements provides that in the event of certain defined "changes in control" of the Company, such individuals would continue their employment with the Company in their respective then current positions for terms ranging from two to three years following such "change in control." Following a "change in control" each officer who is a party to an Employment Agreement would be entitled during the ensuing period of employment to receive base compensation and to continue to participate in incentive and employee benefit plans consistent with past practices. Upon the occurrence of a "change in control" followed by (i) a significant adverse change in the nature or scope of the officer's duties or compensation, (ii) a determination by such officer that he is unable effectively to carry out his duties and responsibilities,
(iii) relocation of the officer's principal work location to a place more than fifty miles from his principal work location immediately prior to the "change in control", (iv) the liquidation, merger or sale of the Company (unless the new entity assumes such agreement) or (v) a material breach of such agreement, such officer would be entitled to resign and would be entitled to receive a lump sum payment equal to the present value of his base compensation and incentive compensation (based on historical experience) which would be payable during the balance of the remaining period of employment. The officer would also be entitled to continue to participate in employee benefit plans consistent with past practices for the remaining period of employment provided in his agreement. The amount of benefits which an officer may receive pursuant to the Employment Agreements are capped to avoid any payments constituting an "excess parachute payment" as defined in the Internal Revenue Code.

     None of these agreements create employment obligations for the Company unless a "change in control" has occurred, prior to which time the Company and such officer each reserves the right to terminate the employment relationship. Both before and after the occurrence of a "change in control" the Company may terminate the employment of any of such officers for "cause".

     The Company has established trust agreements pursuant to which amounts payable under the SERPS described on page 11, the Employment Agreements and certain expenses incurred by the officers who are parties thereto in enforcing their rights thereunder, must be deposited by the Company in trust and expended by the trustee for such purposes. Such trusts are revocable, but upon the occurrence of certain "change in control" events affecting the Company, they will become irrevocable. Such trusts are nominally funded, but the Company is obligated to fund them fully upon the occurrence of the "change in control" events.

INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnification agreements with each current member of the Board as well as all of the Company's executive officers. Such agreements essentially provide that to the extent permitted by Ohio law, the Company will indemnify the indemnitee against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines or settlements) incurred or suffered by the indemnitee in connection with any suit in which the indemnitee is a party or otherwise involved as a result of his service as a member of the Board or as an officer if the indemnitee's conduct which gave rise to such liability meets certain prescribed standards.

                         COMPENSATION COMMITTEE REPORT

OVERVIEW AND PHILOSOPHY

     The Compensation and Organization Committee of the Board of Directors (the "Committee") is composed entirely of nonemployee directors and has been delegated the responsibility of approving the cash and non-cash compensation of all executive officers of the Company and making recommendations to the Board of Directors with respect to the establishment of the Company's executive compensation plans. No member of the Committee has interlocking relationships with third parties which might be considered conflicts of interest.

     In administering the various executive compensation plans, the aim of the Committee is to attract and retain key executives critical to the long-term success of the Company, to reward executives for meeting long-term strategic management objectives which enhance shareholder value, to provide a balance between annual and long-term forms of compensation and, above all, to ensure that total compensation is performance oriented and related to Company goals and objectives.

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which disallows a deduction to publicly held companies for compensation paid to any executive officer whose compensation exceeds $1 million and has concluded that this Section will not affect compensation paid to any executive officer in 1994.

EXECUTIVE OFFICER COMPENSATION

     Each executive officer's base salary is reviewed by the Committee at the time of the officer's annual performance review. The base salary is recommended to the Committee by the Chairman of the Board and Chief Executive Officer (the "Chairman") and falls within a salary range for each officer's job function which has been established by an independent executive compensation consultant. Typically salaries fall throughout the range and are not based on an arbitrary percentage of the highest salary within the range. In each case, the Committee reviews the recommendation of the Chairman and approves the salary only after making an independent assessment of the individual executive's performance.

SHORT-TERM INCENTIVE COMPENSATION

     Under the Company's Short-Term Incentive Plan, target bonuses are established annually by the Committee for each executive officer of the Company except for the Chairman, whose award is discretionary with the Committee. One-half of these target bonuses is payable based on Company performance objectives expressed in terms of earnings per share and one-half is payable on the basis of the achievement by the individual of performance related goals and objectives tailored to each executive officer. No payments based on Company performance have been made since 1988. Payments will be made for the year 1994 only if at least 60% of the earnings per share target established by the Committee is achieved.

     The Committee independently assesses detailed performance reports for each executive officer before approving the payment of any individual performance award. All individual performance awards paid in 1994 for the year 1993 were reduced by the Committee below amounts paid in 1993 for performance in 1992.

STOCK OPTIONS AND LONG-TERM INCENTIVE COMPENSATION

     The Committee also is charged with the responsibility of administering the Company's 1988 Incentive Equity Performance Plan under which stock options are granted to executive officers and other key employees of the Company. The Committee believes that stock options align the interests of the executive officers with those of the shareholders, thereby providing a way in which the executive officers can build a meaningful stake in the Company.

     The Committee fixes the terms and the size of the grants of stock options awarded to the executive officers without regard to the amount of options or the expiration dates of options already held by executive officers. The size of each grant is based on the duties, responsibilities, performance and experience of the executive officer and his anticipated contribution to the Company. To tie stock options more directly to performance of the Company's stock, the Committee in 1993 changed the vesting schedule for stock options from 50% vesting one year after the date of grant and 100% vesting after two years to a vesting schedule under which three minimum stock price appreciation levels (20%, 40% and

60% above the option price on the date of grant) must be reached as a condition to full exercise of the option.

     Since stock options and grants under the Long-Term Incentive Plan are both forms of long-term executive compensation, grants under both plans are generally considered at the same time. Awards under the Long-Term Compensation Plan are made in the form of performance units payable upon the achievement of three-year corporate goals, currently expressed in terms of earnings before interest, taxes, depreciation and amortization. The Committee determines the goals under which these awards are made from year to year. In no case did the Committee approve an increase in the number of stock options granted or in the number of performance units awarded to executive officers in 1994.

CHAIRMAN AND CHIEF EXECUTIVE OFFICER COMPENSATION

     In determining the Chairman's compensation, the Committee considered the Company's performance and recognized that although a loss was incurred in 1993, substantial improvements were made in the strategic positioning of the Company and as a result, the 1993 loss was greatly reduced compared to 1992. The base salary of the Chairman, which is determined solely by the Committee within the salary range for the Chairman's position established by the independent executive compensation consultant, was left unchanged for 1994 and his Short-Term Incentive Plan award for 1993 was reduced, as it was for all other executive officers. The Committee did, however, approve a grant to the Chairman of the same number of stock options and an award of the same number of performance units under the Long-Term Incentive Plan as had been approved in 1993.

COMPENSATION AND ORGANIZATION COMMITTEE

D. Van Skilling, Chairman     John C. Dannemiller

Francis H. Beam, Jr.          A. Malachi Mixon, III

COMPANY STOCK PERFORMANCE

     The following performance graph compares the five year cumulative return from investing $100 on December 31, 1988 in each of the Company's Common Shares, the Standard & Poor's Electrical Equipment Index and the Standard & Poor's 500 Index, with dividends assumed to be reinvested when received.

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN

                                                  Standard &
                                                 Poor's Elec-
      Measurement Period           Lamson &      trical Equip-   Standard & Po
    (Fiscal Year Covered)          Sessions       ment Index       or's 500
1988                                       100             100             100
1989                                        74             141             132
1990                                        30             130             128
1991                                        32             172             166
1992                                        44             188             179
1993                                        37             227             197

     There can be no assurances that the Company's stock performance will continue into the future with the same or similar trends depicted in the performance graph above. The Company does not make or endorse any predictions as to future stock performance.

                        SECURITY OWNERSHIP OF MANAGEMENT

     Each of the named executive officers beneficially owned the number of Common Shares indicated opposite his name as of March 1, 1994. Except for Mr. Schulze who beneficially owns 2.3%, none of the named executive officers beneficially owns as much as one percent of the Company's Common Shares.

                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL
                                    NAME                      OWNERSHIP(1)(2)
               ---------------------------------------------------------------
               John B. Schulze...............................      341,200
               James J. Abel.................................       40,600
               Charles E. Allen..............................       90,234
               Allan J. Zambie...............................       44,800
               Melvin W. Johnson.............................       54,065

- ---------------

(1) Includes the following number of Common Shares which are not owned of record but which could be acquired by the individual within 60 days after March 1, 1994 upon the exercise of outstanding options under the Company's stock option plans: Mr. Schulze -- 208,800; Mr. Abel -- 39,600; Mr. Allen -- 62,667; Mr. Zambie -- 42,900; and Mr. Johnson -- 38,833.

(2) Includes shares held in the name of the officer's spouse, minor children, or relatives sharing his home, reporting of which is required by applicable rules of the Securities and Exchange Commission, but as to which shares the officer may have disclaimed beneficial ownership. Unless otherwise indicated, the listed individuals possess sole voting power and sole investment power with respect to such shares. The following executive officers disclaim beneficial ownership as indicated: Mr. Schulze -- 20,900 shares owned by his wife and Mr. Zambie -- 100 shares owned by his wife.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York and Pacific Stock Exchanges and to provide the Company with copies of such reports.

     Based solely on review of the copies of such reports furnished to the Company, or written representation that no forms were required to be filed, the Company believes that during the year ended January 1, 1994, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                      OTHER TRANSACTIONS AND RELATIONSHIPS

     Russel B. Every, a director of the Company, is an officer, director and shareholder of A&J Precision Co. of Detroit, Michigan and the father of A&J Precision Co.'s president. During fiscal 1993, the Company's Midland Steel Products Co. division purchased approximately $110,000 in machined parts from A&J Precision Co. pursuant to competitive bids and upon terms no less favorable to Midland Steel Products Co. than those offered by other suppliers.

                    NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

BACKGROUND

     The Board of Directors has adopted and recommends to the shareholders for approval the Nonemployee Directors Stock Option Plan ("Plan") authorizing the granting of options for the purchase of up to an aggregate of 60,000 shares of Common Stock. The Plan is intended to benefit the Company and its shareholders by allowing directors who are not current employees of the Company ("Non-employee Directors"), to increase their financial stake in the Company through ownership of Common Stock. There are currently nine Nonemployee Directors of the Company. On December 31, 1993, the closing price of the Common Stock on the New York Stock Exchange ("NYSE") was $4.75 per share.

     The full text of the Plan is attached as Exhibit A to this Proxy Statement. The material provisions of the Plan are summarized below.

SUMMARY

     The Plan provides that each year on the Monday following the Annual Meeting of Shareholders, each individual elected, reelected or continuing as a Nonemployee Director will automatically receive a nonqualified option to purchase 1,000 shares of Common Stock. The Board of Directors has reserved 50,000 shares of Common Stock for issuance under the Plan. The exercise price for such options will be the average of the high and low prices at which the Common Stock traded on the NYSE on the date of grant. If on the Monday following the Annual Meeting of Shareholders, the Common Stock does not trade on the NYSE, then the date of grant will be the next day trades occur. Options become exercisable one year after the date of grant and expire ten years after the date of grant.

     Upon normal retirement as of the Annual Meeting of Shareholders after a director's 70th birthday, options granted to a Nonemployee Director will continue to become exercisable and must be exercised within 36 months of retirement. Upon the death of a Nonemployee Director, his or her legal representative or heirs will have twelve months within which to exercise those options which were exercisable at the time of death.

     In the event that an individual ceases to serve as a Nonemployee Director for any reason other than retirement or death, only those options exercisable on the date of termination will be exercisable. Such options may be exercised within ninety days after termination.

     In the event of a "change in control" or upon a "potential change in control" (each as defined in the Plan) of the Company, all stock options fully vest and become exercisable.

     The Plan will become effective upon the approval of the Company's shareholders and will terminate, for purposes of granting further options, on April 22, 2000 unless terminated earlier by the Board of Directors or extended by the Board with the approval of the shareholders. The Plan will be administered by the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES

     The grant of a stock option will not result in federal income tax consequences to either the Company or the optionee. However, upon exercise of such option, the optionee generally will realize ordinary income measured by the excess of the then fair market value of the shares acquired upon exercise of the option over the option price. The Company will be entitled to a deduction for the corresponding amount if and to the extent that the amount is an ordinary and necessary expense and satisfies the test of reasonable compensation.

                         VOTE REQUIRED FOR APPROVAL OF
                  THE NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

     The approval of the Nonemployee Directors Stock Option Plan requires the affirmative vote of the holders of two-thirds of the Common Shares issued and outstanding and entitled to vote at the Meeting, whether present in person or by proxy.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                               NEW PLAN BENEFITS

     Inasmuch as only Nonemployee Directors are eligible to receive options under the Plan, the following table shows information regarding benefits which would have been received by Nonemployee Directors only, assuming the Plan was in effect as of January 1, 1994.

                    NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

                                                                    NUMBER
                                                                   OF SHARES
                                                                   ---------
Non-Executive Director Group....................................     9,000

                              INDEPENDENT AUDITORS

     For many years the firm of Ernst & Young, Cleveland, Ohio, has served as independent auditors to the Company. In March 1993, Ernst & Young was reappointed by the Board of Directors of the Company, on the recommendation of the Audit Committee, as the Company's independent accountants for the fiscal year ended January 1, 1994. Representatives of Ernst & Young are expected to be present at the Meeting and will have the opportunity to make a statement if they so desire. They are expected to be available to respond to proper questions regarding the independent auditors' responsibilities.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the Annual Meeting of Shareholders to be held in April 1995, must be received by the Company's Secretary at its principal office in Cleveland, Ohio, not later than November 28, 1994, for inclusion in the Company's Proxy Statement and form of proxy relating to the 1995 Annual Meeting of Shareholders. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for consideration and comply with the proxy rules of the Securities and Exchange Commission.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any matter to come before the Meeting other than as herein presented. However, if any other matter is properly brought before the Meeting the persons appointed as proxies in the accompanying proxy will have discretion to vote or act thereon according to their best judgment.

     The Company's 1993 Annual Report, including financial statements, has been mailed contemporaneously with this Proxy Statement.

By Order of the Board of Directors.

                                            ALLAN J. ZAMBIE
                                            Secretary

                                                                       EXHIBIT A

                    NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

     The Nonemployee Directors Stock Option Plan ("Plan") is established to attract, retain and compensate for service highly qualified individuals who are not current employees of The Lamson & Sessions Co. ("Company") as members of the Board of Directors and to enable them to increase their ownership in the Company's Common Stock. The Plan will be beneficial to the Company and its stockholders since it will allow these directors to have a greater personal financial stake in the Company through the ownership of Company stock, in addition to underscoring their common interest with shareholders in increasing the long term value of the Company stock.

1.  ELIGIBILITY

     All members of the Company's Board of Directors who are not current employees of the Company ("Nonemployee Directors") are eligible to participate in this Plan.

2.  OPTIONS

     Only a nonqualified stock option ("NQSO") may be granted under this Plan.

3.  SHARES AVAILABLE

     (a) Number of Shares Available: There are hereby reserved for issuance under this Plan 60,000 shares of Common Stock, without par value, which may be authorized but unissued shares or treasury shares.

     (b) Recapitalization Adjustments: In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in corporate structure affecting the Common Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under this Plan, in the number and option price of shares subject to outstanding NQSO's under this Plan and in the number of shares to be covered by options awarded under Section 4 hereof as may be determined to be appropriate by the Board of Directors, provided that the number of shares subject to any award shall always be a whole number.

4.  ANNUAL GRANT OF NONQUALIFIED STOCK OPTIONS

     Each year on the Monday following the Company's Annual Meeting of Shareholders, each individual elected, reelected or continuing as a Nonemployee Director shall automatically receive a NQSO covering 1,000 shares of Common Stock. If Common Stock is not traded on the New York Stock Exchange ("NYSE") on any date a grant would otherwise be awarded, then the grant shall be made the next day thereafter on which Common Stock is so traded.

5.  OPTION PRICE

     The price of the NQSO shall be the mean between the highest and lowest selling price, regular way of the Common Stock on the NYSE on the date of the grant.

6.  OPTION PERIOD

     A NQSO granted under this Plan shall become exercisable one year after date of grant and shall expire ten years after date of grant ("Option Period").

7.  PAYMENT

     A NQSO may be exercised only upon payment to the Company in full of the NQSO price of the shares. Such payment shall be paid in cash or in Common Stock already owned by the Nonemployee Director for more than six months, or in a combination of cash and such Common Stock. The sum of the cash and the fair market value of such Common Stock on the date of exercise shall be equal to the aggregate purchase price of the shares to be delivered.

8.  TERMINATION OF SERVICE

     Upon termination of service as a Nonemployee Director (for reasons other than retirement, as herein-after defined, or death), only those NQSO's immediately exercisable at the date of termination of service shall be exercisable by the optionee. Such NQSO's must be exercised within 90 days of termination of service (but in no event after the expiration of the Option Period) or they shall be forfeited.

9.  RETIREMENT

     Upon retirement as a Nonemployee Director, all NQSO's shall continue to become exercisable as if such director had not retired. Such NQSO's must be exercised within 36 months of retirement (but in no event after the expiration of the Option Period) or they shall be forfeited. Mandatory retirement for directors occurs on the date of the Annual Meeting of Shareholders following a director's 70th birthday.

10.  DEATH

     Upon the death of a Nonemployee Director, only those NQSO's which were exercisable on the date of death shall be exercisable by his or her legal representatives or heirs. Such NQSO's must be exercised within 12 months from date of death (but in no event after the expiration of the Option Period) or they shall be forfeited.

11.  CHANGE IN CONTROL PROVISIONS

     (a)  Impact of Event. In the event of a "Change in Control" as defined in
Section 11(b) any or all NQSOs awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested.

     (b) Definition of "Change in Control". For purposes of Section 11(a), a "Change in Control" means the happening of any of the following:

          (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

          (ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

          (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 15% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock");

          (iv) The Company files any report, proxy statement or other document with the Securities and Exchange Commission pursuant to the Exchange Act or any rules or regulations presently in effect or hereafter promulgated under such Act disclosing that a Change in Control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

          (v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each member of the Board of Directors first elected during such period was approved by a vote of at least two-thirds of the Board of Directors then still in office who were members of the Board of Directors at the beginning of any such period.

     Notwithstanding the foregoing provisions of Section 11(b)(iii) or 11(b)(iv) thereof, a Change in Control shall not be deemed to have occurred for purposes of Section 11(a) solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 80% or more of the voting securities, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 15% or otherwise, or because the Company reports that a Change in Control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

12.  ADMINISTRATION AND AMENDMENT OF THE PLAN

     This Plan shall be administered by the Board of Directors of the Company. This Plan may be terminated or amended by the Board of Directors as they deem advisable. No amendment may revoke or alter in a manner unfavorable to the optionees any NQSO's then outstanding, nor may the Board amend this Plan without shareholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation. A NQSO may not be granted under this Plan after April 22, 2000 but NQSO's granted prior to that date shall continue to become exercisable and may be exercised according to their terms.

13.  NONTRANSFERABILITY

     No NQSO granted under this Plan is transferable other than by will or the laws of descent and distribution. During the optionee's lifetime, a NQSO may only be exercised by the optionee or the optionee's guardian or legal representative.

14.  COMPLIANCE WITH SEC REGULATIONS

     It is the Company's intent that the Plan comply in all respects with Rule 16b-3 of the Exchange Act as in effect after May 1, 1991 and any regulations promulgated thereunder. All grants and exercises of NQSO's under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act, as amended, and any regulations promulgated thereunder.

15.  MISCELLANEOUS

     Except as provided in this Plan, no Nonemployee Director shall have any claim or right to be granted a NQSO under this Plan. Neither the Plan nor any action thereunder shall be construed as giving any director any right to be retained in the service of the Company.

16.  EFFECTIVE DATE

     This Plan shall be effective April 22, 1994 or such later date as shareholder approval is obtained.

                                            THIS PROXY IS SOLICITED ON BEHALF
                                               OF THE BOARD OF DIRECTORS.
               PASTE L & S LOGO HERE
                                         The undersigned hereby appoints C. E.
                                         Allen, J. J. Abel and A. J.
             25701 Science Park Drive
                                         Zambie, and each of them, as proxies,
                                         each with the power to
               Cleveland, Ohio 44122
                                         appoint his substitute, and hereby
                                         authorizes them to represent and to
                                         vote, as designated below, all the
                                         Common Shares of The
           P
           R                             Lamson & Sessions Co. held of record by
           O                             the undersigned on March 1, 1994, at
           X                             the annual meeting of shareholders to
           Y                              be held on April 22, 1994 or any
                                         adjournment thereof.

           -----------------------------
                        1. ELECTION OF DIRECTORS:
                       FOR ALL NOMINEES LISTED BELOW*  / /            WITHHOLD
                                                               AUTHORITY  / /
                                                          to vote for all
                                                          nominees listed below

                        Russel B. Every, George R. Hill, Leigh Carter
                 *To withhold authority to vote for any individual nominee
                  listed above, write that nominee's name on the space provided below.

             -------------------------------------------------------------------

             2. A proposal to approve the adoption of the Nonemployee Directors
                Stock Option Plan.
                FOR  / /    AGAINST  / /   ABSTAIN  / /  approval of Proposal 2.

             3. In their discretion, the persons named as proxies above are authorized to vote upon any other matter as may properly come before the annual meeting or any adjournment thereof.

                                  (Continued and to be signed on the other side)

PROXY NO.            (proxy -- continued from other side)        NO. OF SHARES

           THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF THE NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title or capacity. If a corporation, please sign in corporate name by authorized officer and give title. If a partnership, please sign in partnership name by authorized person.

DATED                       , 1994

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                               Second signature if held jointly

                                                  PLEASE MARK, SIGN, DATE AND
                                                      RETURN THIS PROXY
                                                 PROMPTLY USING THE ENCLOSED
                                                           ENVELOPE